EXHIBIT 10.1

NSTAR 2007 LONG TERM INCENTIVE PLAN

1.	PURPOSE

The purpose of this NSTAR 2007 Long Term Incentive Plan (the “Plan”) is to advance the interests of NSTAR (the “Company”) and its subsidiaries by enhancing their ability (a) to attract and retain employees who are in a position to make contributions to the success of the Company and its subsidiaries; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company and its subsidiaries through ownership of common shares (“Common Shares”) of and other interests in the Company.

The Plan is intended to accomplish these goals by enabling the Company to grant awards (“Awards”) to eligible employees. Awards may be in the form of Stock Options (as described in Section 6), Stock Appreciation Rights (as described in Section 7), Restricted Stock Awards (as described in Section 8), Deferred Stock Awards (as described in Section 9), Performance Unit Awards (as described in Section 10), Dividend Equivalent Awards (as described in Section 11), and Other Stock-Based Awards (as described in Section 12).

2.	ADMINISTRATION

The Plan will be administered by the Executive Personnel Committee of the Board of Trustees of the Company, (“the Committee”), excluding any member who would not be (i) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, or (ii) a non-employee director as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee will have full discretionary authority, not inconsistent with the express provisions of the Plan, to administer the Plan in all respects, including without limitation, authority (a) to grant Awards to such eligible employees as the Committee may select (“Participants”); (b) to determine the type of Awards to be granted and the times of grants; (c) to determine the number of Common Shares to be covered by any Award; (d) to determine the terms and conditions of any Award, which terms and conditions may differ among individual Awards and Participants; (e) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; and (h) except as provided to the contrary, to waive compliance by a Participant with any obligation to be performed by him under an Award, except that the Committee may not, (i) in the case of an incentive stock option (as described in Section 6), take any action without consent of the Participant which would cause such option to lose its status as an “incentive stock option” (“ISO”) within the meaning of section 422 of the Code, or (ii) in the case of an Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, increase the amount of compensation payable under the Award to the extent that such increase would cause the Award to lose its qualification as such performance-based compensation. Such determinations and actions of the Committee shall be conclusive and shall bind all parties.

The Committee may delegate to the Chief Executive Officer (who is also a trustee of the Company) its duties under the Plan, subject to conditions and limitations as the Committee may prescribe, except that only the Committee may designate, and make grants of Awards to, Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

Notwithstanding anything set forth herein to the contrary, all Awards made to the Chief Executive Officer under the Plan shall also be reviewed with and approved by the independent members of the Board of Trustees.

3.	EFFECTIVE DATE AND TERM OF PLAN

The Plan will become effective on the date on which it is approved by the Common Shareholders of NSTAR. No Award may be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Trustees of NSTAR, but Awards previously granted may extend beyond that date.

4.	SHARES SUBJECT TO THE PLAN; VESTING

(a) Number of Shares. Subject to adjustment as provided in Section 15, the aggregate number of Common Shares that may be delivered under the Plan is 3,500,000, including shares issued in lieu of or upon reinvestment of dividends arising from awards. The limits set forth in this Section 4 should be construed to comply with Section 422 of the Code and the regulations thereunder. Common Shares may be issued up to this maximum pursuant to any type or types of Awards, including ISOs. For purposes of this limitation, Awards and Common Shares which are forfeited or reacquired by the Company, and Awards which are satisfied or otherwise terminated without the issuance of Common Shares, will not be counted and shall be available for issuance under the Plan. Common Shares tendered by Participants as full or partial payment to the Company upon exercise of an Award and Common Shares withheld, if any, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligation as provided in Section 16(b) hereof, shall not become available for issuance under the Plan.

(b) Special Limitations Applicable to Certain Awards. Subject to adjustment as provided in Section 15, to the extent such adjustment is consistent with the continued satisfaction by Awards of the requirements of Section 162(m)(4)(C) of the Code,

(i) the maximum number of Common Shares for which Options and SARs may be awarded under the Plan to any Participant in any calendar year is in each case 500,000 shares;

(ii) the maximum number of Common Shares with respect to which Restricted Stock Awards, Deferred Stock Awards and Awards intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code may be granted to any Participant in any calendar year is in each case the equivalent of 200,000 shares.

The per-individual Award limitations described in this paragraph are intended to enable certain Awards under the Plan to qualify for the performance-based compensation exemption rules set forth under Section 162(m)(4)(C) of the Code and shall be subject to amendment or revision to the extent (but only to the extent) consistent with such rules.

(c) Shares to be Delivered. Shares delivered under the Plan will be authorized but unissued Common Shares or, if the Committee so decides in its sole discretion, previously issued Common Shares acquired by the Company in the open market or in private transactions, or Common Shares held in treasury. No fractional Common Shares will be delivered under the Plan.

(d) Performance Awards. The Committee may, at the time any Award described in the Plan is granted, impose the condition (in addition to any conditions specified or authorized in any other provisions of the Plan), that the Award is subject to Performance Criteria (a “Performance Award”). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. Performance goals may be related to personal performance, corporate performance, departmental performance, key operational measures or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Award.

In the case of any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 4(d) applies may be granted after the first meeting of the Shareholders of the Company held in 2012 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the Shareholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

“Performance Criteria” shall mean specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

(e) Limitation on Vesting for Awards. Notwithstanding any provision of the Plan to the contrary, any Award that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) shall not vest more quickly than ratably over the three (3) year period beginning on the first anniversary of the Award, except that the Award may vest sooner under any of the following circumstances as more specifically set forth in the Plan or the applicable Award Agreement: (i) the Participant’s death; (ii) the Participant’s disability; (iii) a Change in Control consistent with the provisions of Section 14 of the Plan; or (iv) as the result of changes in the Company consistent with the provisions of Section 15 of the Plan.

(f) Acceleration of Vesting. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to: (i) accelerate the vesting of any Award granted under the Plan, including, without limitation, acceleration to such a date that would result in said Awards becoming immediately vested, regardless of any adverse tax consequence resulting from such acceleration; or (ii) waive any restrictions of any Award granted under the Plan; provided, however, that in no event shall the Committee accelerate the vesting or waive the restrictions on Awards with respect to an aggregate of more than 1,000,000 shares.

5.	ELIGIBILITY

Employees eligible to become Participants shall be those key employees of the Company and its affiliates who, in the opinion of the Committee, are in a position to make a contribution to the success of the Company or its subsidiaries. Members of the Committee will not be eligible to become Participants.

6.	STOCK OPTIONS

Stock Options granted under the Plan (“Options”) may be either ISOs or non-qualified stock options (“NSOs”). Except to the extent expressly designated as an ISO (or to the extent it does not qualify as an ISO even if so designated), each Option will be an NSO.

Except as the Committee otherwise determines, no Stock Option shall have deferral features, or shall be administered in a manner that would cause such Stock Option to fail to qualify for exemption from Section 409A of the Code.

No term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted to the Committee under the Plan be exercised, so as to disqualify the Plan or, without the consent of the optionee, any ISO, under Section 422 of the Code. The documents evidencing ISOs will contain such provisions as are required of ISOs under the applicable provisions of the Code.

Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable:

(a) Exercise Price. The exercise price of each Option will be 100% (110%, in the case of an ISO granted to a ten-percent shareholder) of the fair market value per Common Share on the day that the Option is granted or such higher price as the Committee may determine. For this purpose, “ten-percent shareholder” means any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules in section 424(d) of the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any of its parent or affiliates.

(b) Duration of Options. An Option will be exercisable during such period or periods as the Committee may specify. The latest date on which an Option may be exercised will be the date which is ten years (five years, in the case of an ISO granted to a ten-percent shareholder) from the date the Option was granted or such earlier date as may be specified by the Committee at the time the Option is granted.

(c) Exercise of Options.

(1)

Options will be exercisable at such future time or times, whether or not in installments, as determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Option as provided in Section 4(f) of the Plan.

(2)

Any exercise of an Option must be by written notice to the Company, accompanied by (i) the document evidencing the Option (the “Option Certificate”) and any other documents required by the Committee and (ii) payment in accordance with Section 6(d) below for the number of Common Shares for which the Option is exercised.

(d) Payment for and Delivery of Common Shares. Common Shares purchased upon exercise of an Option shall be paid for as follows: (1) in cash or by certified check, bank draft or money order payable to the order of the Company, or (2) if so permitted by the Option Certificate or otherwise determined by the Committee and legally permissible, (i) through the delivery of Common Shares (held for at least six months, or such other period as the Committee may specify) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (ii) by a combination of cash and Common Shares as provided in clauses (1) and (2)(i) above.

(e) Nontransferability of Options. Except as otherwise determined by the Committee or specified in the Option Certificate, no Option may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Option may be exercised only by him or her.

(f) Death or Disability. Except as otherwise determined by the Committee, if a Participant’s employment with the Company and its subsidiaries terminates by reason of death or total and permanent disability, each Option held by the Participant will vest and become fully exercisable and will remain exercisable after the date of such termination for a period of two years in the case of death and one year in the case of total and permanent disability (but in no event later than the date the option would have expired in all events under Section 6(b)). In the case of a deceased Participant, such Option may be exercised within such time limits by his executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.

(g) Other Termination of Employment. Except as otherwise determined by the Committee, if a Participant’s employment with the Company and its subsidiaries terminates for any reason other than death or total and permanent disability, all Options held by the Participant that are not then exercisable shall terminate. Options that are exercisable on the date of termination will continue to be exercisable for a period of three months (but in no event later than the date the option would have expired in all events under Section 6(b)) except as otherwise determined by the Committee, unless the employee has admitted to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Company and its subsidiaries, in which case the Option will terminate immediately and in full. Except as otherwise determined by the Committee, after completion of that three-month period, such Options shall terminate to the extent not previously exercised, expired or terminated.

7.	STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Right. A Stock Appreciation Right (“SAR”) is an Award entitling the recipient to receive an amount in cash having a value equal to the excess of the fair market value of a share of Common Shares subject to the right on the date of exercise over the fair market value of a share of Common Shares on the date of grant (or over the Option exercise price, if the SAR was granted in tandem with an Option), multiplied by the number of shares with respect to which the SAR has been exercised.

(b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. In the case of an SAR granted in tandem with an NSO, such SAR may be granted either at or after the time of the grant of such Option. In the case of an SAR granted in tandem with an ISO, such SAR may be granted only at the time of the grant of the Option. SARs will be evidenced by such written agreement as is deemed appropriate by the Committee providing the number of Common Shares subject to the SARs, and the exercise price of each SAR shall be 100% of the fair market value of the Common Shares subject to the SAR, determined on the date of grant, or such higher price as the Committee determines. Except as the Committee otherwise determines, no SAR shall have deferral features, or shall be administered in a manner, that would cause such SAR to fail to qualify for exemption from Section 409A of the Code.

An SAR or applicable portion thereof granted in tandem with an Option will terminate and no longer be exercisable upon the termination or exercise of such Option, except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the SAR.

(c) Terms and Conditions of SARs. SARs will be subject to such terms and conditions as are determined from time to time by the Committee, subject to the following:

(1)

SARs will be exercisable only at such time or times and to the extent that the related Option is exercisable. The latest date a SAR may be exercised shall be 10 years from the date of grant or such earlier period as the Committee may establish in the grant.

(2)	In the case of SARs granted in tandem with Options, upon the exercise of an SAR, the applicable portion of any related Option must be surrendered.

(3)

SARs will be transferable only with the related Option. Except as otherwise determined by the Committee, all SARs will be exercisable during the Participant’s lifetime only by the Participant or his legal representative.

(4)	An SAR granted in tandem with an Option may be exercised only when the market price of the Common Shares subject to the Option exceeds the exercise price of such Option.

The provisions of Sections 6(f) and 6(g) relating to the exercisability and termination of Options shall also apply to SARs, whether or not granted in tandem with Options.

Any exercise of an SAR must be by written notice to the Company, accompanied by the document evidencing the SAR and any other documents required by the Committee.

(d) Discretionary Payments. Notwithstanding that an Option at the time of exercise shall not be accompanied by a related SAR, if the market price of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the fair market value of the Common Shares to have been purchased pursuant to such exercise of such Option (determined on the date the Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check or in Common Shares having a fair market value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the Option, which request shall not be binding on the Committee.

(e) Nontransferability of SARs. Except as otherwise determined by the Committee or specified in the SAR Certificate, no SAR may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an SAR may be exercised only by him or her.

(f) Death or Disability. Except as otherwise determined by the Committee, if a Participant’s employment with the Company and its subsidiaries terminates by reason of death or total and permanent disability, each SAR held by the Participant will vest and become fully exercisable and will remain exercisable after the date of such termination for a period of two years in the case of death and one year in the case of total and permanent disability (but in no event later than the date the SAR would have expired in all events under Section 6(b)). In the case of a deceased Participant, such SAR may be exercised within such time limits by his executor or administrator, or by the person or persons to whom the SAR is transferred by will or the applicable laws of descent and distribution.

(g) Other Termination of Employment. Except as otherwise determined by the Committee, if a Participant’s employment with the Company and its subsidiaries terminates for any reason other than death or total and permanent disability, all SARs held by the Participant that are not then exercisable shall terminate. SARs that are exercisable on the date of termination will continue to be exercisable for a period of three months (but in no event later than the date the option would have expired in all events under Section 6(b)) except as otherwise determined by the Committee, unless the employee has admitted to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Company and its affiliates, in which case the SAR will terminate immediately and in full. Except as otherwise determined by the Committee, after completion of that three-month period, such SARs shall terminate to the extent not previously exercised, expired or terminated.

8.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Award. A Restricted Stock Award (“Restricted Stock Award”) is an Award entitling the recipient to acquire Common Shares (“Restricted Stock”) for a purchase price (which may be zero), subject to such conditions, including the restrictions specified in Section 8(d) below, as the Committee may impose at the time of grant. The Committee may also condition such acquisition on the attainment of specified financial or operating Performance Criteria as described in Section 4(d), as applicable. Any Restricted Stock Award resulting in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Section 409A of the Code.

(b) Restricted Stock Award Agreement. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award within 60 days (or such shorter period as the Committee may specify) following the Award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company an agreement (a “Restricted Stock Award Agreement”) in such form as the Committee determines.

(c) Restrictions on Transfer. Except as otherwise determined by the Committee, Restricted Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

(d) Rights as a Shareholder. Upon complying with Section 8(b) above, a Participant will have all the rights of a shareholder with respect to the Restricted Stock awarded to him including voting and dividend rights, subject to the restrictions described in this Section 8 and subject to any other conditions contained in the Restricted Stock Award Agreement. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of any restrictions under the Plan.

(e) Restriction. Except as otherwise determined by the Committee, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided herein. If a Participant ceases for any reason to be employed by the Company or its subsidiaries other than due to death or total and permanent disability, shares of Restricted Stock held by such Participant shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as specifically set forth herein or otherwise determined by the Committee. Shares of Restricted Stock resold to the Company shall have the status of authorized but unissued Common Shares. Unless otherwise determined by the Committee or specified in the

Restricted Stock Awards Agreement, if the Participant’s employment terminates by reason of death or total or permanent disability, all of a Participant’s rights in all Restricted Shares shall vest. The Committee will specify in the Restricted Stock Award Agreement the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation of the Participant to resell such Stock to the Company will lapse. The Committee may at any time accelerate such date or dates or waive such performance goals and other conditions, subject to the provisions of Section 4(f).

(f) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to a Restricted Stock Award must provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

(g) Dividends. Dividends paid on shares of Restricted Stock shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Common Shares having a fair market value equal to the amount of such dividends. Any deferral of a dividend paid on shares of Restricted Stock which results in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Code section 409A. Shares distributed in connection with a stock split or dividend in shares of stock, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares of Restricted Stock or other property has been distributed.

9.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Award. A Deferred Stock Award (“Deferred Stock Award”) is an award entitling the recipient to acquire Common Shares (“Deferred Stock”) without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may condition such acquisition on the attainment of specified financial or operating Performance Criteria as described in Section 4(d), as applicable. Any Deferred Stock Award subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Code section 409A.

(b) Deferred Stock Award Agreement. A Participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company an agreement (a “Deferred Stock Award Agreement”) in such form as the Committee determines.

(c) Restrictions on Transfer. Except as otherwise determined by the Committee, Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

(d) Rights as a Shareholder. A Participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares of Deferred Stock actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a share certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

(e) Termination. Except as otherwise determined by the Committee, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the termination of such Participant’s employment by the Company and its subsidiaries for any reason, other than by reason of death or total and permanent disability. Unless otherwise determined by the Committee or specified in the Deferred Stock Awards Agreement, if the Participant’s employment terminates by reason of death or total or permanent disability, all of a Participant’s rights in all Deferred Shares shall vest.

(f) Acceleration, Waiver, Etc. At any time prior to the termination of a Participant’s employment, the Committee may in its discretion accelerate, waive, or amend any or all of the restrictions or conditions imposed under any Deferred Stock Award as provided in Section 4(f) of the Plan.

(g) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such stock been outstanding, all as determined by the Committee in its sole discretion. Any deferral of a dividend payable on the Deferred Stock which results in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Code section 409A.

10.	PERFORMANCE UNIT AWARDS

(a) Nature of Performance Units Awards. A Performance Unit Award (“Performance Unit Award”) is an award entitling the recipient to acquire cash or Common Shares, or a combination of cash and Common Shares, upon the attainment of specified financial or operating Performance Criteria as described in Section 4(d), as applicable. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured and all other limitations and conditions applicable to each such Award. Performance Unit Awards may be awarded independent of or in connection with the granting of any other Award under the Plan. Any Performance Unit Award resulting in the deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Section 409A of the Code.

(b) Performance Unit Award Agreement. A Participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

(c) Restrictions on Transfer. Except as otherwise determined by the Committee, Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

(d) Rights as a Shareholder. A Participant receiving a Performance Unit Award will have rights of a shareholder only as to Common Shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of Common Shares under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

(e) Termination. Except as otherwise determined by the Committee, a Participant’s rights in all Performance Unit Awards shall automatically terminate upon the termination of such Participant’s employment by the Company and its subsidiaries for any reason, other than by reason of death or total and permanent disability. Unless otherwise determined by the Committee or specified in the Performance Unit Award Agreement, if the Participant’s employment terminates because of death or total and permanent disability, all of the Participant’s rights in all Performance Units shall vest.

(f) Acceleration, Waiver, Etc. At any time prior to the termination of a Participant’s employment, the Committee may in its discretion accelerate, waive, or, subject to Section 16, amend any or all of the restrictions or conditions imposed under any Performance Unit Award as provided in Section 4(f) of the Plan.

(g) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit Award, which procedures shall be set forth in the Performance Unit Award Agreement. The Committee may provide in the Performance Unit Award Agreement that payment under a Performance Unit Award shall be made, upon satisfaction of the applicable performance goals, without exercise by the Participant. Except as otherwise specified by the Committee, a Performance Unit granted in tandem with an Option may be exercised only while the Option is exercisable, and the exercise of a Performance Unit granted in tandem with any other Award shall reduce the number of shares subject to the related award on such basis as is specified in the Performance Unit Award Agreement.

11.	DIVIDEND EQUIVALENT AWARDS

(a) Nature of Dividend Equivalent Awards. A Dividend Equivalent Award (“Dividend Equivalent Award”) is an Award entitling the Participant to receive cash, Common Shares, or other property equal in value to dividends paid with respect to a specified number of Common Shares. Dividend Equivalent Awards may be awarded on a free-standing basis or in connection with another Award, (but not on Stock Options nor on Stock Appreciation Rights), and may be paid currently or on a deferred basis. The Committee may provide at the date of grant or thereafter that the Dividend Equivalent Award shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares or such other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalent Awards (other than free-standing Dividend Equivalent Awards) shall be subject to all conditions and restrictions of the underlying Awards to which they relate. The  Committee may also condition such Award on the attainment of specified financial and operating Performance Criteria as described in Section 4(d), as applicable. Any entitlement to a Dividend Equivalent Award shall be established and administered consistent with exemption from, or compliance with, the requirements of Section 409A of the Code to the extent applicable.

(b) Dividend Equivalent Award Agreement. A Participant who is granted a Dividend Equivalent Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company an agreement (a “Dividend Equivalent Award Agreement”) in such form as the Committee determines.

(c) Restrictions on Transfer. Except as otherwise determined by the Committee, Dividend Equivalent Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(d) Rights as a Shareholder. A Participant receiving a Dividend Equivalent Award will have rights of a Shareholder only as to Common Shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant.

(e) Termination. Except as otherwise determined by the Committee, a Participant’s rights in all Dividend Equivalent Awards shall automatically terminate upon the termination of such Participant’s employment by the Company and its subsidiaries for any reason, other than by reason of death or total and permanent disability. Unless otherwise determined by the Committee or specified in the Dividend Equivalent Award Agreement, if the Participant’s employment terminates by reason of death or total and permanent disability, all of a Participant’s rights in all Dividend Equivalent Awards shall vest.

(f) Acceleration, Waiver, Etc. At any time prior to the Participant’s termination of employment, the Committee may in its discretion accelerate, waive, or, subject to Section 16 of the Exchange Act, amend any or all of the restrictions or conditions imposed under any Dividend Equivalent Award as provided in Section 4(f) of the Plan.

12.	OTHER STOCK-BASED AWARDS

(a) Nature of Awards. The Committee may grant other Awards under which Common Shares are or may in the future be acquired (“Other Stock-Based Awards”). Such awards may include, without limitation, debt securities convertible into or exchangeable for Common Shares upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt. The Committee may also condition such Awards on the attainment of specified financial and operating Performance Criteria as described in Section 4(d). Any Award resulting in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Section 409A.

(b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other Common Shares (excluding shares then subject to restrictions under the Plan).

(c) Forfeiture of Awards; Repurchase of Shares; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Common Shares. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 16 of the Exchange Act, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

(d) Other Stock-Based Award Agreements. A Participant shall have no rights with respect to any Other Stock-Based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the Participant shall have accepted the Award by executing and delivering to the Company an agreement (an “Other Stock-Based Award Agreement”) in such form as the Committee determines.

(e) Restrictions on Transfer. Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, assigned, transferred, pledged, or encumbered nor shall any Other Stock-Based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the Participant’s lifetime by other than the Participant or the Participant’s legal representative.

(f) Rights as a Shareholder. A recipient of any Other Stock-Based Award will have rights of a Shareholder only at the time and to the extent, if any, specified in the Other Stock-Based Award Agreement or otherwise determined by the Committee.

(g) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-Based Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Common Shares subject to the Award. Any deferral of a dividend payable on the Common Shares subject to such an Award which results in a deferral of compensation subject to Section 409A of the Code shall be construed to the maximum extent possible, as determined by the Committee, consistent with the requirements of Code section 409A.

13.	SUPPLEMENTAL GRANTS

(a) Cash Grants. The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan (or the lapse or waiver of restrictions under an Award) which shall not exceed the amount which would be required in order to pay in full any federal, state and local income tax due as a result of income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient’s income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award and to determine the amount of each such payment.

14.	CHANGE IN CONTROL

Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company: (a) each outstanding Award held by each Participant the exercisability of which is restricted or limited will immediately become fully exercisable; and (b) restrictions and conditions on each outstanding Award subject to such restrictions and conditions held by each Participant will immediately lapse or be deemed waived. For the purposes of this Agreement, a “Change in Control” shall mean:

a.

The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding common shares (or shares of common stock) of Parent (the “Outstanding Parent Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent or any subsidiary of the

Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or any subsidiary of the Parent or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Exhibit A; or

b.

Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the “Incumbent Board”) cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination for election by the Parent’s Shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or

c.

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, a entity which as a result of such transaction owns the Parent or all or substantially all of the Parent’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or the Company or such entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or

d.	Approval by the Shareholders of the Parent of a complete liquidation or dissolution of the Parent.

For purposes of this Agreement, the term “Parent” shall mean NSTAR, or, if any entity shall own, directly or indirectly through one or more subsidiaries, more than 50% of the outstanding Common Shares of NSTAR, such entity.

Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with a Change in Control, the term Change in Control shall have the same meaning as set forth in any regulations, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such arrangements.

15.	CHANGES IN COMPANY; SUBSTITUTE AWARDS

(a) Changes in Capital Stock. In the event of a share dividend, share split or combination of shares, recapitalization or other change in the Company’s capital shares, the number and kind of shares, securities of the Company or other consideration issued or issuable in respect of Awards then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan and to the maximum share limits described in Section 4(b), the purchase price and other relevant provisions will be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

The Committee may also adjust the number of shares, securities or other consideration issued or issuable in respect of outstanding Awards, the exercise price of outstanding Awards and the other terms of outstanding Awards, and may make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 15(b) below), acquisitions or dispositions of shares or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan. Adjustments under this paragraph will be made only to the extent they are consistent with the requirements for ISOs or under Section 162(m)(4)(C) of the Code.

(b) Merger, Etc. Subject to Section 14, in the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or its outstanding shares are converted into securities of another corporation or exchanged for other consideration, all Awards granted hereunder will terminate, but during a period commencing 20 days prior to the effective date of any such dissolution or liquidation (or 20 days prior to any earlier related sale of substantially all the assets of the Company) or of any such merger or consolidation, subject to the effectiveness of such dissolution, liquidation, sale, merger or consolidation (1) all Awards outstanding hereunder the exercisability of which is restricted or limited will become immediately exercisable, and (2) all restrictions and conditions on all Awards subject to such restrictions and conditions will immediately lapse or be deemed waived; provided, however, that, unless the event will give rise to a Change in Control or it is anticipated that a Change in Control will coincide with or follow the event, the Committee may instead arrange that the successor or surviving corporation, if any, grant replacement or substitute Awards on terms and conditions as the Committee considers appropriate in the circumstances.

(c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or its affiliate as the result of a merger or consolidation of the employing corporation with the Company or its subsidiaries or the acquisition by the Company or an affiliate of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate. The shares which may be delivered under such substitute Awards will be in addition to the maximum number of shares provided for in Section 4(a) only to the extent that the substitute Awards are both (1) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Exchange Act and (2) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Exchange Act), by the shareholders of the entity which issued such predecessor awards.

(d) Code Section 409A. Notwithstanding the foregoing provision of this Section 15, Awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

16.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements, Etc. The Committee may require each person acquiring Common Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Common Shares without a view to distribution thereof.

The Company will not be obligated to deliver any Common Shares pursuant to an Award (1) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (2) if the outstanding Common Shares is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Common Shares has not been registered under the Securities Act of 1933, as amended, the Company may require such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Shares bear an appropriate legend restricting transfer.

Notwithstanding any provision of the Plan, the Company will be under no obligation to deliver Common Shares to an estate of a deceased Participant, or to the person or persons to whom the Award has been transferred by the

Participant’s will or the applicable laws of descent and distribution, until the Company is satisfied as to the authority of such person or persons.

(b) Tax Withholding, Etc. Each Participant will, no later than the date as of which the value of an Award or of any Common Shares or other amounts received hereunder first becomes includable in gross income for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, all federal, state and local taxes required by law to be withheld with respect to such income. The Company and its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

The Committee may provide, in respect of any transfer of Common Shares under an Award, that if and to the extent withholding of any federal, state or local tax is required, the Participant may elect in such manner as the Committee prescribes, to have the Company hold back from the transfer Common Shares having a value calculated to satisfy such withholding obligation, or to deliver to the Company previously owned shares of equal value. Notwithstanding the foregoing, in the case of a Participant subject to the restrictions of Section 16(b) of the Exchange Act no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under such Act.

Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company nor the Committee, nor any person acting on behalf of either of them, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Sections 422 or 409A or by reason of Section 4999 of the Code.

(c) Continuance of Employment. For purposes of the Plan, employment of a Participant will not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, or (2) in the case of a transfer to the employment of a corporation (or a parent or affiliate corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code would apply.

(d) Fair Market Value. For purposes of the Plan, in general, “fair market value” of a share of Common Shares on any date means the closing price on such date as reflected in the New York Stock Exchange Composite Index. If, however, the Committee determines that a different meaning is in any circumstance necessary in order to comply with applicable law, such different meaning will apply in that circumstance. Where applicable, fair market value shall be determined by the Committee consistent with the requirements of Section 409A of the Code.

(e) Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any employee any right to continued employment with the Company or any affiliate or affect in any way the right of the Company or any affiliate to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

(f) No Repricing. Except for adjustments made pursuant to Section 15, neither the exercise price for any outstanding Option nor the grant price for any outstanding SAR granted under the Plan may be decreased after the date of grant nor may any outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise of grant price.

17.	EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue Common Shares to such Participant as a bonus or otherwise, or to adopt other plans or arrangements under which Common Shares may be issued to employees.

The Committee may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Committee may at any time cancel an existing Award in whole or in part and grant the Participant another Award for such number of Common Shares as the Committee specifies, subject to specified financial and operating goals as described in Section 4(b), as applicable. The Committee may at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; and may at any time terminate the Plan as to any further grants of Awards; provided, however, that (except to the extent expressly required or permitted herein) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available for delivery under the Plan, (b) change the group of employees eligible to receive Awards under the Plan, (c) reduce the price at which ISOs may be granted, (d) extend the time within which Awards may be granted, (e) amend the provisions of this Section 17, or (f) amend the Plan in any other manner that must be approved by the Shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.